UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52, Hopewell Junction, New York 12533

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (845) 838-7900

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

See Item 5.02 of this Current Report on Form 8-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective September 14, 2015, the Board of Directors of eMagin Corporation (the “Company”) elected Mr. Jeffrey P. Lucas to serve as the Company’s Chief Financial Officer.

Prior to his appointment, Mr. Lucas was the Chief Financial Officer and Chief Administrative Officer for Transfreight companies from 2013 to 2015. In 2013, Mr. Lucas served as Chief Financial Officer of the McCue Corporation. From 2010 to 2013, Mr. Lucas was the Managing Director of Neptune Advisors LLC. From 2006 to 2010, Mr. Lucas was the Chief Financial Officer of GPX International Tire Corporation (“GPX”). Prior to GPX, from 2005 to 2006, Mr. Lucas was the Chief Financial Officer of DS Waters of America. From 2003 to 2005, Mr. Lucas served as Chief Financial Officer and Senior Vice President of Robotic Vision Systems Incorporated. From 1998 to 2002, Mr. Lucas was Chief Financial Officer and Senior Vice President at Micro Networks Corporation. Prior to Micro Networks Corporation and from 1992, he was an audit manager with PricewaterhouseCoopers LLC. Mr. Lucas is a Certified Public Accountant and a Chartered Financial Analyst. He holds an MBA from Harvard Business School and a BA in economics from Tufts University.

During the last two years, there have been no transactions or proposed transactions to which the Company was or is to be a party, in which Mr. Lucas (or any member of his immediate family) had or is to have a direct or indirect material interest.  There is no arrangement or understanding between Mr. Lucas and any other persons pursuant to which he was appointed to the Chief Financial Officer position.

Pursuant to an offer letter (the “Lucas Offer Letter”), the Company’s Board of Directors agreed to compensate Mr. Lucas in accordance with the following terms: (i) a starting base annualized salary equal to $345,000; (ii) a performance based bonus of up to 20% based on the Company’s performance; (iii) options to purchase 75,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant, which options shall be issued from the Company’s 2013 Incentive Stock Plan, shall have a 5-year term and shall vest in three equal annual installments; (iv) a relocation allowance of $13,000; and (v) severance pay, in the event of termination without cause, equal to six months of Mr. Lucas’ salary at the time of such termination.

Departure of Chief Financial Officer

Effective September 14, 2015, Paul Campbell tendered his resignation as the Company’s Chief Financial Officer and Treasurer.  There was no disagreement or dispute between Mr. Campbell and the Company which led to his resignation. In connection with Mr. Campbell’s resignation, the Company and Mr. Campbell entered into a Separation Agreement and General Release (the “Campbell Separation and Release Agreement”) pursuant to which the Company agreed to pay the remainder of the compensation due to Mr. Campbell under his employment agreement and an additional six months of base salary, payable on June 30, 2016.

The foregoing description of the Lucas Offer Letter and the Campbell Separation and Release Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Lucas Offer Letter and the Campbell Separation and Release Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On September 16, 2015, the Company issued a press release announcing the appointment of Mr. Lucas and the resignation of Mr. Campbell.  The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information disclosed under this Item 7.01, including the text of the press release attached as Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission (“SEC”) and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

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Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits.  The following exhibits are being filed herewith:

No.	Description

10.1	Lucas Offer Letter
10.2	Campbell Separation Agreement and General Release
99.1	Press Release, dated September 16, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: September 17, 2015	By:	/s/ Andrew G. Sculley
	Name:	Andrew G. Sculley
	Title:	Chief Executive Officer and President

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